Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated May 13, 2021, relating to the financial statements of Dragoneer Growth Opportunities Corp., appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2020. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 14, 2021